Pagaya Reports Second Quarter and First Half 2025 Results ● Second consecutive quarter of positive GAAP net income; raises full-year guidance ● Record performance across key metrics: ○ Net income attributable to Pagaya shareholders of $17 million; up $91 million YoY ○ Adjusted EBITDA of $86 million; up 72% YoY ○ Total revenue and other income of $326 million; up 30% YoY ○ Network volume of $2.6 billion; up 14% YoY ● Issued 1st AAA-rated (RPM) Auto ABS and inaugural AAA-rated (POSH) Point-of-Sale revolving ABS structure ● Successful issuance of $500 million 5-yr Senior Unsecured Notes with 8.875% coupon supported by strong 2nd quarter results New York, NY and Tel Aviv, Israel – August 7, 2025 – Pagaya Technologies Ltd. (NASDAQ: PGY) (“Pagaya”, the “Company” or “we”), a global technology company delivering artificial intelligence infrastructure for the financial ecosystem, today announced financial results for the second quarter and the first half of 2025. For additional information, view Pagaya's second quarter 2025 letter to shareholders here. Third Quarter 2025 Outlook 3Q25 Network Volume Expected to be between $2.75 billion and $2.95 billion Total Revenue and Other Income Expected to be between $330 million and $350 million Adjusted EBITDA Expected to be between $90 million and $100 million GAAP Net Income* Expected to be between $10 million and $20 million Full Year 2025 Outlook FY25 Network Volume Expected to be between $10.5 billion and $11.5 billion Total Revenue and Other Income Expected to be between $1.25 billion and $1.325 billion Adjusted EBITDA Expected to be between $345 million and $370 million GAAP Net Income* Expected to be between $55 million and $75 million *Our third quarter and full-year 2025 GAAP net income guidance includes the impact of several one-time items, the combined impact of which is expected to be a net loss of approximately $5 - $10 million for the quarter. This includes approximately $24 million in costs associated with the issuance of our corporate bond, along with costs associated with the early retirement of existing debt. Partially offsetting this loss, we expect to record a one-time benefit associated with the resolution of certain tax-related matters.

“Our results reflect continued disciplined execution across our network of lending and funding partners. Through the combination of our increasingly diversified sources of revenue, our scalable operating model, and our proprietary data advantage, Pagaya continues to create a unique category with the goal to bridge Wall Street and Main Street for the long term,” said Gal Krubiner, CEO and Co-Founder. Second Quarter 2025 Highlights All comparisons are made versus the same period in 2024 and on a year-over-year basis unless otherwise stated. ● Record GAAP net income attributable to Pagaya shareholders of $17 million (exceeding outlook of breakeven to $10 million) increased by $91 million year-over-year, driven primarily by revenue growth and lower expenses. ● Record network volume of $2.6 billion (exceeding outlook of $2.3 to $2.5 billion) increased by 14% year-over-year, driven by growth in our Auto and Point-of-Sale verticals and maintaining our focus on prudent underwriting. ● Record total revenue and other income of $326 million (exceeding outlook of $290 to $310 million) increased by 30% year-over-year. ● Record Revenue from fees less production costs (“FRLPC”) of $126 million increased by 30% year-over-year, driven by improved economics in our personal loan and auto verticals. ● Record adjusted EBITDA of $86 million (versus guidance of $75 to $90 million) increased by $36 million compared to the prior year period, benefiting from growth in FRLPC and operating leverage as the business scales. ● Adjusted net income of $51 million, which excludes the impact of non-cash items such as share-based compensation expense. ● The Company raised $2.3 billion across 6 ABS transactions in Q2, a quarterly record, and expanded its funding network by 10 new investors, for a total of 145 funding partners, with additional 2 transactions executed so far in Q3. ● The Company issued its first AAA-rated $300 million Auto ABS securitization, a testament to the consistent performance and scaled production of our Auto business. ● Inaugural AAA-rated $300 million POSH Point-of-Sale ABS securitization providing more than $1 billion in total funding capacity over the next 12 months. ● The Company announced a new forward flow agreement with Castlelake in July to purchase up to $2.5 billion in Personal Loans over 16 months, raising capacity across forward flow partnerships and pass-throughs to ~$5 billion since the end of 2024. Webcast The Company will hold a webcast and conference call today, August 7, 2025, at 8:30 a.m. Eastern Time. A live webcast of the call will be available via the Investor Relations section of the Company’s website at investor.pagaya.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly before the call, the accompanying materials will be made available on the Company’s website. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website. The conference call can also be accessed by dialing 1-833-316-2483 or 1-785-838-9284 and providing conference ID PAGAYA. The telephone replay can be accessed by dialing 1-844-512- 2921 or 1-412-317-6671 and providing the conference ID# 11159561. The telephone replay will be available starting shortly after the call until Thursday, August 21, 2025. A replay will also be available on the Investor Relations website following the call.

About Pagaya Technologies Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides comprehensive consumer credit and residential real estate solutions for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. Pagaya has offices in New York and Tel Aviv. For more information, visit pagaya.com. Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “future,” “strategy,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are forward-looking statements, including statements regarding: The Company’s strategy and future operations, including the Company’s ability to continue to deliver consistent results for its lending partners and investors; the Company’s ability to continue to drive sustainable gains in profitability; the Company’s ability to achieve continued momentum in its business; the Company’s ability to maintain positive net cash flow; and the Company’s financial outlook for Network Volume, Total Revenue and Other Income, Net Income and Adjusted EBITDA for the third quarter and full year 2025. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: the Company's ability to attract new partners and to retain and grow its relationships with existing partners to support the underlying investment needs for its securitizations and funds products; the need to maintain a consistently high level of trust in its brand; the concentration of a large percentage of its investment revenue with a small number of partners and platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; its ability to improve, operate and implement its technology, its existing funding arrangements for the Company and its affiliates that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; the performance of loans facilitated through its model; changes in market interest rates; its securitizations, warehouse credit facility agreements; the impact on its business of general economic conditions, including, but not limited to rising interest rates, inflation, supply chain disruptions, exchange rate fluctuations and labor shortages; the effect of and uncertainties related to public health crises such as the COVID-19 pandemic (including any government responses thereto); geopolitical conflicts such as the war in Israel; its ability to realize the potential benefits of past or future acquisitions; anticipated benefits and savings from our recently announced reduction in workforce; changes in the political, legal and regulatory framework for AI technology, machine learning, financial institutions and consumer protection; the ability to maintain the listing of our securities on Nasdaq; the financial performance of its partners, and fluctuations in the U.S. consumer credit and housing market; its ability to grow effectively through strategic alliances; seasonal fluctuations in our revenue as a result of consumer spending and saving patterns; pending and future litigation, regulatory actions and/or compliance issues including with respect to the merger with EJF Acquisition Corp.; and other risks that are described in the Company’s Form 10-K filed on March 12, 2025 and subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, reflect the Company’s current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements. Financial Information; Non-GAAP Financial Measures Some of the unaudited financial information and data contained in this press release and Form 8- K, such as Fee Revenue Less Production Costs (“FRLPC”), Adjusted EBITDA and Adjusted Net Income, have not been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). To supplement the unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP, management uses the non-GAAP financial measures FRLPC, Adjusted Net Income and Adjusted EBITDA to provide investors with additional information about our financial performance and to enhance the overall understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our business. Management believes these non-GAAP measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP. To address these limitations, management provides a reconciliation of Adjusted Net Income and Adjusted EBITDA to net income (loss) attributable to Pagaya’s shareholders and FRLPC to operating income. Management encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted Net Income and Adjusted EBITDA in conjunction with its respective related GAAP financial measures. Non-GAAP financial measures include the following items: Fee Revenue Less Production Costs (“FRLPC”) is defined as revenue from fees less production costs. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, change in fair value of contingent liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, and non-recurring expenses associated with mergers and acquisitions. Adjusted EBITDA is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, change in fair value of contingent liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, non-recurring expenses associated with mergers and acquisitions, interest expense, depreciation expense, and income tax expense (benefit). These items are excluded from our Adjusted Net Income (Loss) and Adjusted EBITDA measures because they are noncash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe FRLPC, Adjusted Net Income (Loss) and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included FRLPC, Adjusted Net Income (Loss) and Adjusted EBITDA because these are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. The tables below provide reconciliations of this non-GAAP financial information to its most directly comparable U.S. GAAP metric. In addition, Pagaya provides outlook for the third quarter of 2025 and the fiscal year 2025 on a non-GAAP basis. The Company cannot reconcile its expected Adjusted EBITDA to expected Net Loss Attributable to Pagaya under “Full-Year 2025 Financial Outlook” without unreasonable effort because certain items that impact net income (loss) and other reconciling items are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s U.S. GAAP financial results. Investors & Analysts Josh Fagen, CFA Head of Investor Relations & COO of Finance IR@pagaya.com Media & Press Emily Passer Head of PR & External Communications Press@pagaya.com

PAGAYA

PAGAYA TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
Revenue				
Revenue from fees	$ 317,714	$ 242,594	$ 600,418	$ 479,598
Other Income				
Interest income	10,739	8,193	18,415	15,937
Investment (loss) income, net	(2,055)	(443)	(2,446)	85
Total Revenue and Other Income	326,398	250,344	616,387	495,620
Production costs	191,465	145,602	358,548	290,483
Technology, data and product development (1)	18,455	21,935	37,899	41,315
Sales and marketing (1)	19,660	13,331	29,254	23,588
General and administrative (1)	40,349	64,449	86,532	127,517
Total Costs and Operating Expenses	269,929	245,317	512,233	482,903
Operating Income	56,469	5,027	104,154	12,717
Other expense, net	(34,928)	(73,194)	(82,661)	(107,543)
Income (Loss) Before Income Taxes	21,541	(68,167)	21,493	(94,826)
Income tax expense	4,978	14,512	2,438	19,515
Net Income (Loss) Including Noncontrolling Interests	16,563	(82,679)	19,055	(114,341)
Less: Net loss attributable to noncontrolling interests	(92)	(7,894)	(5,493)	(18,333)
Net Income (Loss) Attributable to Pagaya Technologies Ltd.	$ 16,655	$ (74,785)	$ 24,548	$ (96,008)
Per share data:				
Net income (loss) attributable to Pagaya Technologies Ltd. shareholders	$ 16,655	$ (74,785)	$ 24,548	$ (96,008)
Less: Undistributed earnings allocated to preferred shares	1,017	—	1,509	—
Net income (loss) attributable to Pagaya Technologies Ltd.'s ordinary shares	$ 15,638	$ (74,785)	$ 23,039	$ (96,008)
Earnings (loss) per share attributable to Pagaya Technologies Ltd.'s ordinary shares:				
Basic	$ 0.20	$ (1.04)	$ 0.30	$ (1.41)
Diluted	$ 0.20	$ (1.04)	$ 0.29	$ (1.41)
Non-GAAP adjusted net income (2)	$ 50,624	$ 7,188	$ 103,813	$ 20,519
Non-GAAP adjusted net income per share:				
Basic	$ 0.66	$ 0.10	$ 1.36	$ 0.30
Diluted	$ 0.64	$ 0.10	$ 1.33	$ 0.30
Weighted average shares outstanding:				
Basic	76,873,529	71,765,884	76,347,801	68,113,860
Diluted	79,667,635	73,002,689	78,301,110	69,485,741

(1) The following table sets forth share-based compensation for the periods indicated below:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
Technology, data and product development	$ 1,326	$ 3,069	$ 2,423	$ 5,974
Sales and marketing	8,731	3,867	13,511	6,719
General and administrative	8,171	11,108	15,466	20,826
Total	$ 18,228	$ 18,044	$ 31,400	$ 33,519

(2) See "Reconciliation of Non-GAAP Financial Measures."

PAGAYA TECHNOLOGIES LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (In thousands) June 30, December 31, 2025 2024 Assets Current assets: Cash and cash equivalents $ 182,986 $ 187,921 Restricted cash 23,845 18,595 Fees and other receivables (1) 118,475 97,932 Investments in loans and securities (1) 21,519 22,087 Prepaid expenses and other current assets 15,648 24,944 Total current assets 362,473 351,479 Non-current assets: Restricted cash 35,203 20,002 Fees and other receivables 30,709 29,182 Investments in loans and securities 848,542 756,322 Equity method and other investments 19,487 21,933 Right-of-use assets 33,726 36,876 Property and equipment, net 34,449 37,974 Goodwill 22,903 23,062 Intangible assets, net 10,521 12,821 Prepaid expenses and other assets 1,030 1,421 Total non-current assets 1,036,570 939,593 Total Assets $ 1,399,043 $ 1,291,072 Liabilities and Shareholders’ Equity Current liabilities: Accounts payable $ 9,191 $ 6,992 Accrued expenses and other liabilities 39,882 45,362 Current maturities of operating lease liabilities 6,931 6,453 Current portion of long-term debt 17,750 17,750 Secured borrowing 165,416 109,079 Income taxes payable 15,303 9,858 Total current liabilities 254,473 195,494 Non-current liabilities: Warrant liability 2,471 893 Long-term debt 296,797 303,567 Exchangeable notes 147,526 146,342 Secured borrowing 100,141 67,010 Operating lease liabilities 29,153 30,611 Long-term tax and deferred tax liabilities, net 26,253 31,359 Total non-current liabilities 602,341 579,782 Total Liabilities 856,814 775,276 Redeemable convertible preferred shares 74,250 74,250 Shareholders’ equity: Additional paid-in capital 1,319,312 1,282,022 Accumulated other comprehensive loss (33,065) (11,488) Accumulated deficit (919,495) (944,043) Total Pagaya Technologies Ltd. shareholders’ equity 366,752 326,491 Noncontrolling interests 101,227 115,055 Total shareholders’ equity 467,979 441,546 Total Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ Equity $ 1,399,043 $ 1,291,072 (1) Accrued interest receivable of $14.3 million, previously reported within “Fee and other receivables” as of December 31, 2024, has been reclassified to “Investment in loans and securities” to conform to the current period’s presentation.

PAGAYA TECHNOLOGIES LTD. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (In thousands) Six Months Ended June 30, 2025 2024 Cash flows from operating activities Net income (loss) including noncontrolling interests $ 19,055 $ (114,341) Adjustments to reconcile net income (loss) to net cash used in operating activities: Equity method loss (income) 2,446 (86) Depreciation and amortization 15,315 13,359 Share-based compensation 31,400 33,519 Fair value adjustment to warrant liability 1,578 (1,571) Impairment loss on investments in loans and securities, net (1) 54,605 80,046 Gain on sale of investments in loans and securities (8,690) — Amortization of deferred costs 5,843 1,250 Write-off of capitalized software — 2,561 Loss on foreign exchange 1,311 186 Change in operating assets and liabilities: Fees and other receivables (1) (22,132) (11,614) Accrued interest on investments (1) (15,246) (10,204) Prepaid expenses and other assets 9,628 998 Right-of-use assets 3,035 3,879 Accounts payable 2,108 6,071 Accrued expenses and other liabilities (5,842) 7,793 Operating lease liability (3,001) (3,205) Income taxes 364 18,363 Net cash provided by operating activities 91,777 27,004 Cash flows from investing activities Proceeds from the sale/maturity/prepayment of: Investments in loans and securities (1) 129,350 75,779 Acquisition of Theorem Technology, Inc., net of cash acquired 159 — Payments for the purchase of: Investments in loans and securities (274,125) (408,459) Property and equipment (7,576) (9,525) Equity method and other investments — (125) Net cash used in investing activities (152,192) (342,330) Cash flows from financing activities Proceeds from sale of ordinary shares, net of issuance costs — 89,956 Proceeds from long-term debt — 244,725 Proceeds from secured borrowing 244,894 207,317 Proceeds received from noncontrolling interests — 2,815 Proceeds from revolving credit facility — 44,000 Proceeds from exercise of stock options, warrants and contributions to ESPP 3,977 759 Proceeds from issuance of ordinary shares from the Equity Financing Purchase Agreement — 5,338 Distributions made to noncontrolling interests (8,420) (5,318) Payments made to revolving credit facility — (134,000) Payments made to secured borrowing (156,924) (78,809) Payments made to long-term debt (8,875) (6,375) Debt issuance costs — (7,974) Net cash provided by financing activities 74,652 362,434 Effect of exchange rate changes on cash, cash equivalents and restricted cash 1,279 (1,723) Net increase in cash, cash equivalents and restricted cash 15,516 45,385 Cash, cash equivalents and restricted cash, beginning of period 226,518 222,541 Cash, cash equivalents and restricted cash, end of period $ 242,034 $ 267,926 (1) Accrued interest receivable of $14.3 million, previously reported within “Fee and other receivables” as of December 31, 2024, has been reclassified to “Investment in loans and securities” to conform to the current period’s presentation and six month ended June 30, 2024 amounts have been reclassified to conform to the current period presentation.

PAGAYA TECHNOLOGIES LTD. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) ($ in thousands, unless otherwise noted) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Net Income (Loss) Attributable to Pagaya Technologies Ltd. $ 16,655 $ (74,785) $ 24,548 $ (96,008) Adjusted to exclude the following: Share-based compensation 18,228 18,044 31,400 33,519 Fair value adjustment to contingent liability (2,205) — (5,389) — Fair value adjustment to warrant liability 479 329 1,578 (1,571) Impairment loss on certain investments, net 15,011 58,179 44,522 77,662 Write-off of capitalized software — 2,561 — 2,561 Restructuring expenses 263 2,725 1,225 3,545 Transaction-related expenses 9 135 23 535 Non-recurring expenses 2,184 — 5,906 276 Adjusted Net Income $ 50,624 $ 7,188 $ 103,813 $ 20,519 Adjusted to exclude the following: Interest expenses 23,088 21,563 44,300 36,727 Income tax expenses 4,978 14,512 2,438 19,515 Depreciation and amortization 7,593 7,042 15,315 13,359 Adjusted EBITDA $ 86,283 $ 50,305 $ 165,866 $ 90,120 Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Operating Income $ 56,469 $ 5,027 $ 104,154 $ 12,717 Add: Technology, data and product development 18,455 21,935 37,899 41,315 Add: Sales and marketing 19,660 13,331 29,254 23,588 Add: General and administrative 40,349 64,449 86,532 127,517 Less: Interest income 10,739 8,193 18,415 15,937 Less: Investment (loss) income, net (2,055) (443) (2,446) 85 Fee Revenue Less Production Costs (FRLPC) $ 126,249 $ 96,992 $ 241,870 $ 189,115 Network Volume (in millions) 2,648 2,331 5,048 4,750 Fee Revenue Less Production Costs % (FRLPC %) 4.8% 4.2% 4.8% 4.0%